SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2012

IMPERIAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	1-10307	74-0704500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE IMPERIAL SQUARE P. O. BOX 9 SUGAR LAND, TEXAS	77487
(Address of principal executive offices)	(Zip Code)

(281) 491-9181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On March 7, 2012, Imperial Sugar Company entered into a definitive agreement with an affiliate of Arlon Group, a private investment group, to sell Imperial’s 50% interest in Wholesome Sweeteners, Incorporated. The sale, which is expected to close in April 2012, is subject to completion of the buyer’s debt financing, regulatory approvals and certain other closing conditions.

Imperial’s net proceeds from the sale are estimated to be approximately $55 million to $60 million cash, subject to adjustment based on Wholesome’s working capital and revolving credit borrowings at the time of closing. Imperial expects to report a gain of $35 million to $40 million upon completion of the sale.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL SUGAR COMPANY

Date: March 8, 2012	By:	/s/ H. P. Mechler
H. P. Mechler
Senior Vice President and Chief Financial Officer